Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Annual Report of Collective Brands, Inc. (the “Company”) on Form 10-K for the period ending January, 29, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matthew E. Rubel, Chairman of the Board, Chief Executive Officer and President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 25, 2011

/s/ Matthew E. Rubel Matthew E. Rubel
Chairman of the Board, Chief Executive Officer
and President
(Principal Executive Officer)